THE BANK OF
NEW YORK
 NEW YORKS FIRST BANK - FOUNDED
1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y.
10286
AMERICAN DEPOSITARY RECEIPTS

January 21, 2005


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing ten Ordinary
Shares of Gradipore Ltd.
                        (Form F-6 File
No. 333-118602)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the
change in name to Life Therapeutics
Limited of ordinary shares represented
by one American Depositary Share (the
Ratio).

As required by Rule 424(e), the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate with
revised name change for Life
Therapeutics Limited.

The Prospectus has been revised to
reflect the new name from Gradipore
Ltd. to Life Therapeutics Limited.

EFFECTIVE January 21, 2005,
THE COMPANYS NAME HAS
CHANGED FROM GRADIPORE
LTD. TO LIFE THERAPEUTICS
LIMITED.

Please contact me with any questions or
comments at 212 815-8223


/s/ Agness Moskovits
Agness Moskovits
Assistant Treasurer
The Bank of New York - ADR
Division



Encl.

CC: Paul Dudek, Esq. (Office of
International Corporate Finance)




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